                                                                  EXHIBIT 10.47



                               SECOND AMENDMENT TO
                    FIRST AMENDED AND RESTATED LOAN AGREEMENT

         This Second Amendment to First Amended and Restated Loan Agreement ("Amendment") is entered into as of the 23rd day of June, 1999 by and among RENAL CARE GROUP, INC. ("Borrower"), a Delaware corporation; FIRST AMERICAN NATIONAL BANK ("FANB"), a national banking corporation, FIRST UNION NATIONAL BANK ("FUNB"), a national banking association, NATIONSBANK, N.A., ("NationsBank"), a national banking association formerly known as NationsBank of Tennessee, N.A., AND SUNTRUST BANK, NASHVILLE, N.A. ("SunTrust"), a national banking association (collectively the "Original Lenders"); AMSOUTH BANK ("AmSouth"), an Alabama banking corporation, and NORWEST BANK ARIZONA, N.A. ("Norwest"), a national banking association (collectively the "Additional Lenders"); and NationsBank, in its capacity as Agent for the Original Lenders and the Additional Lenders ("Agent").

                                R E C I T A L S:

         WHEREAS, the Original Lenders, Agent and Borrower have previously entered into that First Amended and Restated Loan Agreement dated as of August 4, 1997, as amended by that First Amendment to First Amended and Restated Loan Agreement dated as of October 7, 1997 (as amended, the "Loan Agreement"); and

         WHEREAS, the parties wish to include the Additional Lenders as Lenders under the Loan Agreement and to further amend the Loan Agreement in certain other respects (the Original Lenders and the Additional Lenders are referred to herein collectively as the "Lenders," and other capitalized terms used in this Amendment that are not defined herein shall have the meanings assigned in the Loan Agreement);

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

         1. Article I of the Loan Agreement is hereby amended by adding the following definition between the definitions of CMLTD and Collateral:

                  "CO-AGENTS" means First Union and SunTrust.

         2. Article I of the Loan Agreement is hereby amended by revising the definition of "Commitment" therein to provide in full as follows:

                  "COMMITMENT" means the amount of each Lender's commitment to fund the Revolving Credit Loan. Each Lender's several Commitment for the Revolving Credit Loan shall vary from time to time in accordance with the two tables set forth below. The table first appearing below sets forth the

         Commitments that shall remain in effect until and unless Borrower pays the additional commitment fee described in Section 2.16 of this Agreement on or before December 31, 1999, in which case the Commitments shall be increased up to the maximum amounts set forth in the second following table:

                         COMMITMENTS AS OF JUNE 23, 1999

----------------------------------------------------------------------------------------------------
Lender               Commitment from    Commitment from      Commitment from        Commitment from
                     June 23, 1999      August  4, 2000      August 4, 2001         August 4, 2002
                     through            through              through                through
                     August 3, 2000     August 3, 2001       August 3, 2002         August 3, 2003
----------------------------------------------------------------------------------------------------

AmSouth              $10,135,135.14      $8,614,864.87       $7,094,594.60          $5,574,324.32
----------------------------------------------------------------------------------------------------

FANB                 $20,270,270.28     $17,229,729.73      $14,189,189.19         $11,148,648.65
----------------------------------------------------------------------------------------------------

FUNB                 $23,648,648.65     $20,101,351.35      $16,554,054.06         $13,006,756.76
----------------------------------------------------------------------------------------------------

NationsBank          $30,405,405.40     $25,844,594.58      $21,283,783.78         $16,722,972.98
----------------------------------------------------------------------------------------------------

Norwest              $13,513,513.51     $11,486,486.49       $9,459,459.46          $7,432,432.43
----------------------------------------------------------------------------------------------------

SunTrust             $27,027,027.02     $22,972,972.98      $18,918,918.92         $14,864,864.86
----------------------------------------------------------------------------------------------------

Total               $125,000,000.00    $106,250,000.00      $87,500,000.00         $68,750,000.00
----------------------------------------------------------------------------------------------------

                          MAXIMUM INCREASED COMMITMENTS
                    UPON PAYMENT OF ADDITIONAL COMMITMENT FEE
                  AS REQUIRED BY SECTION 2.16 OF THIS AGREEMENT


----------------------------------------------------------------------------------------------------

Lender               Commitment from    Commitment from      Commitment from        Commitment from
                     June 23, 1999      August 4, 2000       August 4, 2001         August 4, 2002
                     through            through              through                through
                     August 3, 2000     August 3, 2001       August 3, 2002         August 3, 2003
----------------------------------------------------------------------------------------------------

AmSouth              $15,000,000.00    $12,750,000.00       $10,500,000.00         $8,250,000.00
----------------------------------------------------------------------------------------------------

FANB                 $30,000,000.00    $25,500,000.00       $21,000,000.00        $16,500,000.00
----------------------------------------------------------------------------------------------------

FUNB                 $35,000,000.00    $29,750,000.00       $24,500,000.00        $19,250,000.00
----------------------------------------------------------------------------------------------------

NationsBank          $45,000,000.00    $38,250,000.00       $31,500,000.00        $24,750,000.00
----------------------------------------------------------------------------------------------------

Norwest              $20,000,000.00    $17,000,000.00       $14,000,000.00        $11,000,000.00
----------------------------------------------------------------------------------------------------

SunTrust             $40,000,000.00    $34,000,000.00       $28,000,000.00        $22,000,000.00
----------------------------------------------------------------------------------------------------

Total               $185,000,000.00   $157,250,000.00      $129,500,000.00       $101,750,000.00
----------------------------------------------------------------------------------------------------




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Borrower may also reduce the amount of the Commitments in accordance with
Section 2.13 of this Agreement; provided, however, Borrower may not increase the amount of the Commitments in any amount after such a reduction has occurred.

         3. Article I of the Loan Agreement is hereby amended by adding the following definition in Article I thereof between the definitions of Interest Period and of IRC:

             "INTEREST RATE SWAP OBLIGATIONS" means the present and future obligations of Borrower to any Lender or Lenders arising from Borrower's entering into an interest rate swap, collar, hedge or other like transaction for the management of interest rates with respect to the Revolving Credit Loan.

         4. Article I of the Loan Agreement is hereby amended by revising the definition of "Lenders" therein to read in full as follows:

             "LENDERS" means FANB, FUNB, NationsBank, SunTrust, AmSouth Bank ("AmSouth"), an Alabama banking corporation, and Norwest Bank Arizona, N.A. ("Norwest"), a national banking association, and their respective successors and assigns as permitted under this Agreement.

         5. Article I of the Loan Agreement is hereby amended by revising subsections (d) and (e) of the definition of "Permitted Acquisition" therein to read in full as follows:

             (d) If at the time of the closing of the acquisition the outstanding principal balance under the Revolving Credit Loan is equal to or greater than Thirty-Five Million and No/100 Dollars ($35,000,000.00), the consent of the Required Lenders shall be required as to any acquisition for which the Cash Consideration exceeds Fifteen Million and No/100 Dollars ($15,000,000.00).

             (e) The consent of the Required Lenders shall be required as to any acquisition for which the Cash Consideration exceeds Five Million and No/100 Dollars ($5,000,000.00) if either
                    (i) at the time of the closing of the acquisition, the total Commitment is less than One Hundred Forty Million and No/100 Dollars ($140,000,000.00) and the outstanding principal balance under the Revolving Credit Loan is equal to or greater than Seventy Million and No/100 Dollars ($70,000,000.00), or (ii) at the time of the closing of the acquisition, the total Commitment is equal to or greater than One Hundred Forty Million and No/100 Dollars ($140,000,000.00) and the outstanding principal balance under the

                  Revolving Credit Loan is equal to or greater than One Hundred Forty Million and No/100 Dollars ($140,000,000.00).

         6. Article I of the Loan Agreement is hereby amended by revising the definition of "Obligations" to read in full as follows:

                  "OBLIGATIONS" means (i) the present and future obligations of Borrower to Lenders to repay the Revolving Credit Loan, the Swingline Loans, and all other obligations of Borrower and the other Borrower Entities to Lenders and to Agent under this Agreement and the other Loan Documents, and (ii) the present and future obligations of Borrower to any Lender with respect to any Interest Rate Swap Obligations.

         7. Article I of the Loan Agreement is hereby amended by revising the definition of "'Pro Rata' or 'Pro Rata Share'" therein to read in full as follows:

                  "PRO RATA" OR "PRO RATA SHARE" refer to the apportionment among Lenders according to their respective Commitments at the time of determination; provided, however, only for the purpose of making distributions of funds received after the maturity of the Revolving Credit Loan (by acceleration or otherwise), APro Rata@ or "Pro Rata Share" shall refer to the apportionment among Lenders according to their respective Commitments and also taking into account any Interest Rate Swap Obligations that may then be due to them from Borrower.

         8. Article II of the Loan Agreement is hereby amended by adding a new
Section 2.16, providing in full as follows:

                  2.16 Commitment Fees With Respect to Amendment; Conditionality of Commitment Increase. In connection with the execution of that Second Amendment to First Amended and Restated Loan Agreement (the "Second Amendment") dated as of June 23, 1999, Borrower has paid the following commitment fees to the following Lenders as compensation for the establishment or increase of their respective Commitments as of that date:

                  AmSouth Bank      $26,250
                  FANB              $17,500
                  FUNB              no fee due
                  NationsBank       $17,500
                  Norwest           $17,500
                  SunTrust          $26,250

                  Borrower may increase the Commitments in increments of Ten Million and No/100 Dollars ($10,000,000.00) each from the amounts set forth in the first table in the definition of Commitments up to the amounts set forth in the second table set forth therein, which increase(s) shall become effective three (3) days following both written notice of the increase to Agent and the payment to Agent, for the account of all of the Lenders who received compensation above in this Section, of an additional commitment fee equal to fifteen basis points (.15%) of the total amount by which the Commitments are increased. For example, if Borrower wished to increase the Commitments from an aggregate total of One Hundred Twenty-Five Million and No/100 Dollars ($125,000,000.00) to One Hundred Thirty-Five Million and No/100 Dollars ($135,000,000.00), Borrower would give the required notice and pay to Agent for the account of the appropriate Lenders the total sum of Fifteen Thousand and No/100 Dollars ($15,000.00). All such increases shall be allocated among the Commitments for the respective Lenders on a Pro Rata basis. Notwithstanding the foregoing, Borrower may not increase the Commitments at any time following Borrower's election to reduce the amount of the Commitments under Section 2.13 of this Agreement.

         9. The Loan Agreement is hereby amended by adding a new Section 2.17, providing in full as follows:

                  2.17 Co-Agents. The Co-Agents shall make themselves available upon reasonable notice to consult with Agent as to matters for which Agent deems such consultation advisable and shall be recognized as the Co-Agents under this Agreement. The designation of Co-Agents does not limit the rights, duties or authority of Agent as set forth in this Agreement.

         10. Lenders hereby waive any Event of Default or Unmatured Event of Default that may exist due to Borrower's failure to deliver consolidating financial statements as provided by Section 5.3 of the Loan Agreement, and Borrower agrees to hereafter provide such consolidating statements on a timely basis in accordance with the terms of the Loan Agreement.

         11. Borrower agrees to pay all expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment, including, but not limited to, the fees and expenses of Agent's counsel and all filing fees.

         12. Borrower warrants and represents that attached hereto as Exhibit A is a complete organizational chart listing Borrower and all of its Affiliates as of the date hereof.

         13. Upon the effectiveness of this Agreement, Agent shall arrange transfers of funds as necessary to apportion the then outstanding principal balance of the Revolving Credit Loan in accordance with the revised Commitments. The periodic commitment fee described in Section 2.16 of the Loan Agreement shall be apportioned among the Lenders to reflect the date on which these reapportioned accounts are settled.

         14. The effectiveness of this Amendment is subject to Borrower's delivery to Lender of each of the following documents, in form and substance acceptable to Agent:

                  (a) First Amended and Restated Revolving Credit Notes payable to each of the Lenders other than AmSouth and Norwest executed by Borrower.

                  (b) Revolving Credit Notes payable to each of AmSouth and Norwest executed by Borrower.

                  (c) First Amended and Restated Unconditional Joint and Several Guaranty executed by all guarantors for the Obligations.

                  (d) First Amended and Restated Equity Interests Security Agreement executed by all Persons required to grant security interests in equity interests in affiliated entities pursuant to the Loan Agreement.

                  (e) Such additional documents as may be required under the Loan Agreement to assure that Borrower is in full compliance therewith in all respects, and including, but not limited to, the additional documentation required in connection with all acquisitions made by Borrower.

                  (f) UCC-1 financing statement to be filed in the office of the Tennessee Secretary of State covering all securities encumbered by the Equity Interests Security Agreement described in the Loan Agreement.

                  (g) Secretary's Certificates issued by the secretaries of Borrower and all Guarantors authorizing the actions required in this Amendment and including other customary representations.

                  (h) Certificates or existence or good standing issued by the secretaries of state for the states of incorporation of Borrower and all guarantors of the Obligations.

                  (i) An opinion letter from Borrower's counsel.

                  (j) Closing Statement evidencing the disbursement of funds.

         15. Borrower warrants and represents that (a) the Loan Documents are valid, binding and enforceable against Borrower according to their terms, subject to principles of equity and laws applicable to the rights of creditors generally, including bankruptcy laws, (b) no Unmatured Default or Event of Default presently exists under the Loan Documents. Borrower acknowledges that, to the best of Borrower's knowledge, information and belief, Borrower's obligations evidenced by the Loan Documents are not subject to any counterclaim, defense or right of setoff, and Borrower hereby releases Agent and Lenders from any claim of which Borrower is aware as of the execution of this Amendment.

         16. As amended hereby, the Loan Agreement remains in full effect, and all agreements among the parties with respect to the subject hereof are represented fully in this Amendment and the other written documents among the parties. The validity, construction and enforcement hereof shall be determined according to the substantive laws of the State of Tennessee, and all matters of venue, dispute resolution and other general matters respecting this Amendment shall be governed by the provisions of the Loan Agreement.

         17. This Amendment may be executed in counterparts, each of which shall constitute an original hereof. This Amendment shall be effective, subject to the conditions stated herein, upon the parties' exchange by telecopier of copies hereof showing the signatures of the other parties; provided, however, each party shall immediately forward an executed original hereof to Agent. The failure of any party to so provide Agent with an original hereof shall not impair the validity of this Amendment, but shall entitle Agent to obtain specific performance of the obligation to provide an executed original of this Amendment.

              [the remainder of this page intentionally left blank]

         Executed as of the date first written above.

                            RENAL CARE GROUP, INC.,
                            a Delaware corporation, as Borrower


                            By: /s/ Ronald Hinds
                               ------------------------------------------------
                                   Ronald Hinds, Chief Financial Officer



                            NATIONSBANK, N.A.,
                            a national banking association, as a Lender, Swingline
                     Lender and Agent


                            By: /s/ S. Walker Choppin
                               ------------------------------------------------
                                   S. Walker Choppin, Senior Vice President



                            AMSOUTH BANK,
                            an Alabama banking corporation, as a Lender


                            By: /s/ Cathy M. Wind
                               ------------------------------------------------
                                   Cathy M. Wind, Vice President



                           FIRST UNION NATIONAL BANK,
                           a national banking association, as a Lender and Co-Agent


                           By: /s/ Joseph H. Towell
                              ------------------------------------------------
                                   Joseph H. Towell, Senior Vice President



                           NORWEST BANK ARIZONA, N.A.,
                           a national banking association, as a Lender


                           By: /s/ Carolyn L. Ashby
                              -------------------------------------------------
                                   Carolyn L. Ashby, Vice President

                        SUNTRUST BANK, NASHVILLE, N.A.,
                        a national banking association, as a Lender and Co-Agent


                        By: /s/ Mark D. Mattson
                           ----------------------------------------------------
                                  Mark D. Mattson, Vice President



                        FIRST AMERICAN NATIONAL BANK, a national banking association, as a Lender


                        By: /s/ Sandra G. Hamrick
                           ----------------------------------------------------
                                  Sandra G. Hamrick, Vice President





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